Exhibit 99.1

THE FIRST NATIONAL BANK OF GREENCASTLE

TOWER BANCORP, INC.

40 Center Square

Greencastle, PA 17225

717.597.2137

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jeffrey Shank
President and CEO
717.597.2137

TOWER BANCORP, INC. AND ITS SUBSIDIARY,

THE FIRST NATIONAL BANK OF GREENCASTLE FORMS

PARTNERSHIP WITH GRAYSTONE BANK

CEOs Define Proactive, Revenue-Driven Strategy

November 13, 2008   HARRISBURG, PA—Jeffrey B. Shank, president and CEO of Tower Bancorp, Inc., the holding company of The First National Bank of Greencastle, and Andrew Samuel, chairman and CEO of Graystone Financial Corp., the holding company of Graystone Bank, announced today the execution of a definitive agreement to form a partnership of their financial institutions whose combined assets will exceed $1.2 billion with offices headquartered in Harrisburg, Pennsylvania. Samuel and Shank affirmed that the alliance is a proactive, revenue-driven strategy, not a cost-saving response to the current financial climate.

Both community-based institutions will continue operating under their established brands and their respective customers will receive the same high-level of services and products from the familiar faces at their existing locations. The only visible transition will be the operation of current First National Bank of Greencastle branches as “Tower Bank, a division of Graystone Tower Bank” and the operation of current Graystone Bank branches as “Graystone Bank, a division of Graystone Tower Bank.”

As part of the transaction, Tower will exchange.42 share of Tower common stock for each outstanding share of Graystone Financial Corp. common stock. In addition, Tower will assume 199,750 outstanding stock options of Graystone to acquire shares of Graystone common stock. The transaction is structured to qualify as a “tax-free reorganization” and tax-free exchange of shares of common stock by the Graystone shareholders for shares of Tower common stock under the Internal Revenue Code. In addition, the definitive agreement provides that the Tower shareholders will receive a special cash dividend of $1.12 per share of Tower common stock prior to the effective date of the reorganization.

The definitive agreement also provides that the holding company shall remain Tower Bancorp, Inc. with 20 members of the Board of Directors, ten each designated by Tower and Graystone, respectively. The agreement also provides that Kermit G. Hicks shall continue to serve as Chairman of the Board of Tower Bancorp, Inc.

The significantly increased asset size and expanded employee base of more than 300 will enable the combined banks to provide even more personalized service to their customers. “We follow great people, and we have found an employee culture that matches our values. We are focused on a community bank model of honesty and integrity” said Samuel, founder of Graystone Bank in 2005.

“In early conversations, we discovered that our core company values are nearly identical and our commitment to strong local roots and relationships in the community are also identical. To find a sister institution with the same ideology is rare and compels us to capitalize on our strengths by combining efficiencies and increasing talent,” said Shank, whose 144-year-old bank has experienced steady growth in Fulton and Franklin counties and Washington County, Md.

“This partnership is a win-win for our employees, customers, shareholders, and the community,” said Samuel, who brings 25 years of banking experience to his three-year-old de novo institution. Graystone currently has 9 branches serving Centre, Cumberland, Dauphin, Lancaster, Lebanon, and York counties.

“The legacy of good banking stewardship and community and employee investment that Jeff has delivered under his leadership at First National Bank of Greencastle is what unites our institutions,” said Samuel. Jeff Shank has 35 years of banking knowledge. Pending satisfaction of customary conditions and shareholder and regulatory approvals, the reorganization will take effect in early 2009. The new organizational structure, which will not affect products or services to customers, will operate under the holding company of Tower Bancorp, Inc. The allied institutions’ leadership team will include the following: Andrew Samuel, president and CEO of Tower Bancorp, Inc.; Jeffrey Renninger, EVP, COO of Tower Bancorp, Inc.; Jeffrey Shank, EVP of Tower Bancorp, Inc., president and CEO of Tower Bank, a division of Graystone Tower Bank; Janak Amin, EVP of Tower Bancorp, Inc., president and CEO of Graystone Bank, a division of Graystone Tower Bank; and Mark Merrill, EVP, CFO of Tower Bancorp, Inc. “Our officers are held to a high community standard as are First National Bank of Greencastle’s. Our independence and motivation to return skills and resources to the community is not a policy, it’s a daily practice,” said Samuel.

Despite the credit conditions, both institutions have produced steady and progressive quarters of financial performance and growth, and combined will be a dominant institution in central Pennsylvania and northern Maryland. Although the stark contrast in founding dates separates the institutions, both Shank and Samuel believe this partnership is not a next-year transaction.

“Our alliance will set the stage for decades to come for community banking in our region. It accelerates our growth plan and sends a proactive, positive message to our customers and our competition: our roots run deep, our people are the finest, our customers are well-served,” said Samuel.

According to the Pennsylvania Department of Banking, there have been 11 bank mergers under their jurisdiction to date in 2008. Uncharacteristic of typical bank combinations, there are no scheduled branch closings and no branch overlaps in this relationship. After an initial evaluation period, both presidents concede that some duplicating positions may require streamlining.

“The union of the fastest growing and most successful de novo bank in Pennsylvania with the oldest independent bank in a three-county area cements the future of economic sustainability on our Main Street,” said Shank. “We’re excited to provide our communities with the increased financial opportunities that this alliance affords.”

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The First National Bank of Greencastle is the sole subsidiary of Tower Bancorp, Inc., established in 1983 as a one-bank, publicly traded holding company to provide the communities it serves with local banking decision-making. Founded in 1864, FNBG is headquartered in Greencastle, Pennsylvania, and has 16 office locations in three counties. It is the oldest independent bank in the region. As of September 30, 2008, Tower Bancorp, Inc. had total assets of approximately $549.9 million, total net loans of $402.8 million, total deposits of $417.7 million, shareholders’ equity of $73.3 million, book value of $31.68 per share, and tangible book value of $23.80 per share. For the nine months ended September 30, 2008, Tower Bancorp, Inc. recognized net income of approximately $4.0 million. For more information, visit www.fnbgc.com.

Graystone Bank, operating under Graystone Financial Corp., was founded in 2005 and is headquartered in Harrisburg, Pennsylvania, with nine branches serving six counties. Recognized in 2006 as the #2 Best Places to Work in Pennsylvania and in 2007 as the #1 Best Places to Work in Pennsylvania, Graystone’s unparalleled competitive advantage is its 140 employees. At Graystone, a strong corporate culture and a clear vision has provided customers with uncompromising services and individualized solutions to every financial need. As of September 30, 2008, Graystone Financial Corp. had total assets of approximately $615.6 million, total net loans of $537.6 million, total deposits of $490.2 million, shareholders’ equity of $53.9 million, and book value and tangible book value of $8.29 per share. For the nine months ended September 30, 2008, Graystone Financial Corp. recognized net income of approximately $1.5 million. For more information, visit www.graystonebank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the company’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of their business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve consolidation-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission:

Additional Information About The Transaction and Where to Find It

The proposed transaction will be submitted to the shareholders of Tower Bancorp, Inc. (“Tower”) and Graystone Financial Corp. (“Graystone”) for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and Graystone. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and Graystone, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc. at 717-597-2137or by contacting Graystone Financial Corp., at 717-724-2827.   INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Participants in The Transaction

Tower, Graystone and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and Graystone shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and Graystone shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its definitive proxy statement filed with the SEC on March 18, 2008.  You can obtain free copies of this document from Tower using the contact information above. You can find information about Graystone’s executive officers and directors from the Graystone website, www.graystonebank.com/investor_relations.asp.

This document is not an offer to sell shares of Tower’s securities which may be issued in the proposed transaction. Such securities are offered only by means of the joint proxy statement/prospectus referred to above.